Exhibit 99.1

Guidewire Announces Third Quarter Fiscal Year 2026 Financial Results

SAN MATEO, Calif., June 4, 2026 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended April 30, 2026.

“Third-quarter results reinforce our confidence in the strength and continuing momentum of our business, and set us up well for what should be a record fourth quarter,” said Mike Rosenbaum, chief executive officer, Guidewire. “It’s clear that our strategy and market position are resonating with insurers as they focus on modernizing core systems, migrating critical business functions to our cloud platform solutions, and adopting AI across our applications.”

“We are raising our fiscal year outlook for revenue, operating income, and cash flow based on better than expected Q3 results and greater visibility as opportunities progress through our pipeline,” said Jeff Cooper, chief financial officer, Guidewire. “ARR grew 19% in Q3 and total revenue grew 27%. These strong growth dynamics reflect the pace of wins across products, regions, and customers of all sizes and reinforce the durability of our business model.”

Third Quarter Fiscal Year 2026 Financial Highlights
Revenue
•Total revenue for the third quarter of fiscal year 2026 was $372.5 million, an increase of 27% from the same quarter in fiscal year 2025. Subscription and support revenue was $244.7 million, an increase of 35%; license revenue was $56.0 million, a decrease of 2%; and services revenue was $71.8 million, an increase of 32%, each compared to the same quarter in fiscal year 2025.
•As of April 30, 2026, annual recurring revenue, or ARR, was $1,147 million, compared to $1,041 million as of July 31, 2025. ARR results for interim quarterly periods in fiscal year 2026 are based on actual currency rates at the end of fiscal year 2025, held constant throughout the year.
Profitability
•GAAP income from operations was $30.6 million for the third quarter of fiscal year 2026, compared with $4.5 million for the same quarter in fiscal year 2025.
•Non-GAAP income from operations was $77.8 million for the third quarter of fiscal year 2026, compared with $46.1 million for the same quarter in fiscal year 2025.
•GAAP net income was $16.5 million for the third quarter of fiscal year 2026, compared with $46.0 million for the same quarter in fiscal year 2025. GAAP net income was negatively impacted by a foreign currency loss of $20.1 million during the third quarter of fiscal year 2026, compared to a foreign currency gain of $34.2 million for the same quarter in fiscal year 2025 due to fluctuations in foreign exchange rates.
•GAAP diluted net income per share was $0.19 for the third quarter of fiscal year 2026, based on diluted weighted average shares outstanding of 85.1 million, compared with $0.54 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million.
•Non-GAAP net income was $69.6 million for the third quarter of fiscal year 2026, compared with $47.4 million for the same quarter in fiscal year 2025.
•Non-GAAP diluted net income per share was $0.82 for the third quarter of fiscal year 2026, based on diluted weighted average shares outstanding of 85.1 million, compared with non-GAAP diluted net income per share of $0.55 for the same quarter in fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million.

Liquidity and Capital Resources
•Guidewire had $1,146.8 million in cash, cash equivalents, and investments at April 30, 2026, compared to $1,483.2 million at July 31, 2025.
•In January 2026, Guidewire’s board of directors authorized a new $500 million share repurchase program. As part of this program, Guidewire repurchased 1,696,180 shares of common stock at an average price of $147.07 in the quarter ended April 30, 2026. As of April 30, 2026, $240.5 million remains available for purchases under the share repurchase program.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2026 based on current expectations:
•Ending ARR between $1,229 million and $1,237 million
•Subscription and support revenue between $259 million and $265 million
•Total revenue between $396 million and $406 million
•GAAP operating income between $36 million and $46 million
•Non-GAAP operating income between $86 million and $96 million

Guidewire is issuing the following updated outlook for fiscal year 2026 based on current expectations:
•Ending ARR between $1,229 million and $1,237 million
•Subscription and support revenue between $963 million and $969 million
•Total revenue between $1,460 million and $1,470 million
•GAAP operating income between $124 million and $134 million
•Non-GAAP operating income between $314 million and $324 million
•Operating cash flow between $365 million and $380 million

Conference Call Information

What:	Guidewire Third Quarter Fiscal Year 2026 Financial Results Conference Call
When:	Thursday, June 4, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	946 7934 9546
Password:	889559
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months. A quarterly earnings supplemental presentation providing additional information and analysis can be found on our investor relations website (www.guidewire.com).

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, (gains) losses on sale of strategic investments, retirement of debt, unrealized foreign exchange rate (gains) losses, and related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.

Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the nine months ended April 30, 2026, the recurring license and support or subscription contract value recognized as services revenue was $5.9 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 43 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, business and product strategies, sales and pipeline momentum, and market opportunities. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: fluctuations in our quarterly and annual operating results; our reliance on sales to, and renewals from, a relatively small number of large customers and the related substantial negotiating leverage of these customers; the length and complexity of our sales, product development, and implementation cycles; our competitive environment and changes thereto; our ability to effectively manage international expansion; issues in the development and use of artificial intelligence and machine learning technologies and the related evolving regulatory environment; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to expand adoption of our cloud-based products and services, and the risk that any of our established products may fail to satisfy customer demands or maintain market acceptance; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our ability to develop, introduce, and market new and enhanced versions of our products and services; our ability to retain existing and hire new personnel, including managing a hybrid and geographically distributed workforce; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our ability to sell our services and products is highly dependent on the quality of our professional services and third-party global system integrators partners; use of AI by our workforce may present risks to our business; our services revenue produces lower gross margins than our license, subscription and support revenue; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, political uncertainties, tariffs, bank failures and associated financial instability, and supply chain issues); data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; stock price volatility regardless of our operating performance; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2026	July 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$294,634	$697,902
Short-term investments	454,900	451,541
Accounts receivable, net	138,853	140,639
Unbilled accounts receivable, net	224,769	130,959
Prepaid expenses and other current assets	102,255	86,374
Total current assets	1,215,410	1,507,415
Long-term investments	397,267	333,754
Unbilled accounts receivable, net	83	670
Property and equipment, net	66,647	60,436
Operating lease assets	36,443	39,309
Intangible assets, net	17,727	12,042
Goodwill	421,111	393,978
Deferred tax assets, net	293,911	297,234
Other assets	86,533	76,261
TOTAL ASSETS	$2,535,132	$2,721,099
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,972	$28,797
Accrued employee compensation	117,531	140,613
Deferred revenue, net	300,641	340,253
Other current liabilities	44,032	35,139
Total current liabilities	497,175	544,802
Lease liabilities	27,031	30,687
Convertible senior notes, net	677,206	674,568
Deferred revenue, net	3,718	4,533
Other liabilities	12,858	9,279
Total liabilities	1,217,987	1,263,869
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	2,169,769	2,020,393
Accumulated other comprehensive income (loss)	(7,105)	(8,922)
Retained earnings (accumulated deficit)	(845,527)	(554,249)
Total stockholders’ equity	1,317,145	1,457,230
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,535,132	$2,721,099

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
Revenue:
Subscription and support	$244,738	$181,823	$704,150	$529,403
License	55,996	57,233	157,491	158,297
Services	71,807	54,452	202,634	158,189
Total revenue	372,541	293,508	1,064,276	845,889
Cost of revenue(1):
Subscription and support	67,882	57,411	195,737	170,531
License	374	892	1,460	2,715
Services	67,639	52,507	189,390	152,401
Total cost of revenue	135,896	110,810	386,587	325,647
Gross profit:
Subscription and support	176,856	124,412	508,413	358,872
License	55,622	56,341	156,031	155,582
Services	4,167	1,945	13,244	5,788
Total gross profit	236,645	182,698	677,689	520,242
Operating expenses(1):
Research and development	87,868	72,915	249,510	212,063
Sales and marketing	68,201	57,768	193,934	164,698
General and administrative	49,939	47,547	146,689	132,010
Total operating expenses	206,008	178,230	590,133	508,771
Income (loss) from operations	30,637	4,468	87,556	11,471
Interest income	11,295	13,794	38,432	43,122
Interest expense	(3,318)	(3,668)	(9,965)	(9,913)
Other income (expense), net	(18,854)	34,074	2,791	(36,270)
Income (loss) before provision for (benefit from) income taxes	19,760	48,668	118,814	8,410
Provision for (benefit from) income taxes	3,289	2,677	10,926	(9,443)
Net income (loss)	$16,471	$45,991	$107,888	$17,853
Net income (loss) per share:
Basic	$0.20	$0.55	$1.27	$0.21
Diluted	$0.19	$0.54	$1.26	$0.21
Shares used in computing net income (loss) per share:
Basic	84,241,069	84,044,661	84,630,718	83,671,443
Diluted	85,065,999	85,880,643	85,945,646	85,654,903

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
Stock-based compensation expense:
Cost of subscription and support revenue	$3,391	$3,598	$10,437	$10,511
Cost of license revenue	—	32	—	104
Cost of services revenue	6,108	5,055	18,203	15,218
Research and development	12,061	10,267	36,277	30,560
Sales and marketing	11,598	10,832	35,014	31,400
General and administrative	11,784	10,573	35,085	31,572
Total stock-based compensation expense	$44,941	$40,357	$135,015	$119,365

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,471	$45,991	$107,888	$17,853
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,230	5,965	20,632	17,538
Amortization of debt issuance costs	983	1,058	2,947	2,782
Amortization of contract costs	8,508	7,285	25,812	22,518
Stock-based compensation	44,941	40,357	135,015	119,365
Changes to allowance for credit losses and revenue reserves	205	17	2,542	1,107
Deferred income tax	(544)	(1,692)	922	(15,851)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(1,369)	(2,064)	(5,377)	(8,613)
(Gains) losses on sale of strategic investments	(632)	—	(632)	(3,671)
Changes in fair value of strategic investments	(599)	103	(554)	341
Loss on retirement of debt	—	—	—	53,565
Other non-cash items affecting net income (loss)	11	53	18	56
Changes in operating assets and liabilities:
Accounts receivable	23,941	(23,426)	276	(10,609)
Unbilled accounts receivable	(50,119)	(50,377)	(93,214)	(74,471)
Prepaid expenses and other assets	(19,534)	(12,098)	(33,815)	(29,305)
Operating lease assets	987	1,375	2,866	1,983
Accounts payable	6,097	3,439	7,910	13,589
Accrued employee compensation	34,079	26,278	(23,578)	(20,600)
Deferred revenue	(8,266)	(7,354)	(40,781)	(24,876)
Lease liabilities	(2,242)	(970)	(3,572)	(1,121)
Other liabilities	1,035	(1,590)	525	(5,544)
Net cash provided by (used in) operating activities	61,183	32,350	105,830	56,036
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(109,366)	(242,588)	(644,915)	(672,330)
Maturities and sales of available-for-sale securities	199,695	226,776	582,638	529,887
Purchases of property and equipment	(1,772)	(703)	(9,934)	(2,336)
Capitalized software development costs	(5,747)	(3,816)	(13,939)	(10,972)
Acquisition of strategic investments	(12,242)	(1,000)	(14,590)	(1,772)
Sale of strategic investment	781	—	781	5,671
Acquisition of business, net of acquired cash	(200)	(26,724)	(33,453)	(26,724)
Net cash provided by (used in) investing activities	71,148	(48,055)	(133,412)	(178,576)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	671,840
Payment for the retirement of convertible senior notes	—	—	—	(353,535)
Payment for the maturity of convertible senior notes	—	(179,061)	—	(179,061)
Purchase of capped calls	—	—	—	(58,788)
Payment of revolving credit facility costs	—	—	—	(2,065)
Proceeds from issuance of common stock under employee stock purchase plan	—	—	13,364	—
Proceeds from issuance of common stock upon exercise of stock options	8	710	539	3,174
Repurchase and retirement of common stock	(244,255)	—	(392,447)	—
Net cash provided by (used in) financing activities	(244,247)	(178,351)	(378,544)	81,565
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,395)	6,888	1,666	3,303

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(113,312)	(187,168)	(404,460)	(37,672)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	407,946	698,680	699,094	549,184
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$294,634	$511,512	$294,634	$511,512

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
Gross profit reconciliation:
GAAP gross profit	$236,645	$182,698	$677,689	$520,242
Non-GAAP adjustments:
Stock-based compensation	9,498	8,685	28,639	25,833
Amortization of intangibles	1,180	485	3,045	1,455
Non-GAAP gross profit	$247,324	$191,868	$709,373	$547,530

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$30,637	$4,468	$87,556	$11,471
Non-GAAP adjustments:
Stock-based compensation	44,941	40,357	135,015	119,365
Amortization of intangibles	1,765	1,234	4,968	3,879
Acquisition consideration holdback	440	—	1,064	—
Non-GAAP income (loss) from operations	$77,784	$46,059	$228,604	$134,715

Net income (loss) reconciliation:
GAAP net income (loss)	$16,471	$45,991	$107,888	$17,853
Non-GAAP adjustments:
Stock-based compensation	44,941	40,357	135,015	119,365
Amortization of intangibles	1,765	1,234	4,968	3,879
Acquisition consideration holdback	440	—	1,064	—
Amortization of debt issuance costs	984	1,058	2,947	2,782
Changes in fair value of strategic investments	(599)	103	(554)	341
(Gains) losses on sale of strategic investments	(632)	—	(632)	(3,671)
Retirement of debt	—	—	—	53,565
Unrealized foreign exchange rate (gains) losses(1)	20,141	(34,176)	(1,513)	(13,967)
Tax impact of non-GAAP adjustments	(13,864)	(7,157)	(39,295)	(35,330)
Non-GAAP net income (loss)	$69,648	$47,409	$209,888	$144,817

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$3,289	$2,677	$10,926	$(9,443)
Non-GAAP adjustments:
Stock-based compensation	8,881	6,933	26,154	18,110
Amortization of intangibles	349	212	963	586
Acquisition consideration holdback	87	—	206	—
Amortization of debt issuance costs	194	182	571	426
Changes in fair value of strategic investments	(118)	18	(110)	51
(Gains) losses on sale of strategic investments	—	—	—	(520)
Retirement of debt	—	—	—	7,585
Unrealized foreign exchange rate (gains) losses(1)	3,980	(5,871)	(152)	(3,011)
Tax impact of non-GAAP adjustments	490	5,684	11,664	12,103
Non-GAAP tax provision (benefit)	$17,153	$9,834	$50,222	$25,887

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.19	$0.54	$1.26	$0.21
Non-GAAP adjustments:
Stock-based compensation	0.53	0.47	1.57	1.39
Amortization of intangibles	0.02	0.01	0.06	0.05
Acquisition consideration holdback	—	—	—	—
Amortization of debt issuance costs	0.01	0.01	0.03	0.03
Changes in fair value of strategic investments	(0.01)	—	(0.01)	—
(Gains) losses on sale of strategic investments	(0.01)	—	(0.01)	(0.04)
Retirement of debt	—	—	—	0.63
Unrealized foreign exchange rate (gains) losses(1)	0.24	(0.40)	(0.02)	(0.16)
Tax impact of non-GAAP adjustments	(0.16)	(0.08)	(0.46)	(0.41)
Non-GAAP net income (loss) per share – diluted	$0.82	$0.55	$2.44	$1.70

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	85,065,999	85,880,643	85,945,646	85,654,903
(1) During the third quarter of fiscal year 2026, we began excluding unrealized foreign currency exchange rate (gains) losses as a non-GAAP adjustment to other income (expense), net. Accordingly, we have recast previously reported amounts in our non-GAAP schedules.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2026	2025	2026	2025
Free cash flow:
Net cash provided by (used in) operating activities	$61,183	$32,350	$105,830	$56,036
Purchases of property and equipment	(1,772)	(703)	(9,934)	(2,336)
Capitalized software development costs	(5,747)	(3,816)	(13,939)	(10,972)
Free cash flow	$53,664	$27,831	$81,957	$42,728

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Fourth Quarter Fiscal Year 2026			Fiscal Year 2026
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$36	—	$46	$124	—	$134
Non-GAAP adjustments:
Stock-based compensation	47	—	47	182	—	182
Amortization of intangibles & other	2	—	2	9	—	9
Non-GAAP income (loss) from operations	$86	—	$96	$314	—	$324
Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.